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                            BFC FINANCIAL CORPORATION
                          DECLARES A 25% STOCK DIVIDEND


FORT  LAUDERDALE,  FL,  November 10, 2003 - BFC Financial  Corporation  (NASDAQ:
BFCF) announced today that its Board of Directors has declared a five for four common stock split, effected in the form of a 25% stock dividend, payable in Class A Common Stock to both BFC Financial Corporation Class A (NASDAQ: BFCF) and Class B (OTCBB: BFCFB) common stockholders of record at the close of trading on Monday, November 17, 2003. The stock dividend will be payable on December 1, 2003.

ABOUT BFC FINANCIAL CORPORATION:

BFC Financial Corporation (NASDAQ: BFCF) is a unitary savings bank holding company as a consequence of its ownership of 13.2 million shares of BankAtlantic Bancorp.

ABOUT BANKATLANTIC BANCORP:
BANKATLANTIC BANCORP (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic, Ryan Beck & Co., and Levitt Corporation. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking, and real estate development.

To receive future news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on WWW.BFCFINANCIAL.COM

FOR FURTHER INFORMATION, PLEASE VISIT OUR WEBSITES:
WWW.BFCFINANCIAL.COM
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WWW.BANKATLANTICBANCORP.COM
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WWW.BANKATLANTIC.COM
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WWW.RYANBECK.COM
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WWW.LEVITTCORPORATION.COM
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WWW.LEVITTANDSONS.COM
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WWW.CORECOMMUNITIES.COM
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WWW.LEVITTCOMMERCIAL.COM
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BFC FINANCIAL CORPORATION CONTACT INFORMATION:
Cenia Gilbert
Telephone:  (954) 760-5200
Email:  INFO@BFCFINANCIAL.COM


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